Exhibit 3.46

TWENTIETH
AMENDMENT
TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
VORNADO REALTY L.P.

Dated as of April 9, 2003

THIS TWENTIETH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this “Amendment”) is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined therein as the “General Partner”), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the “Partnership”).  For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1998, and the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, and the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998, and the Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 3, 1999, and the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999, and the Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999, and the Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999, and the Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, and the Tenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, and the Eleventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 24, 1999, and the Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 1, 2000, and the Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 25, 2000, and the Fourteenth Amendment to

Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 8, 2000, and the Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 15, 2000, and the Sixteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 25, 2001, and the Seventeenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 21, 2001, and the Eighteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 1, 2002, and the Nineteenth Amendment  to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 1, 2002 (as so amended and as the same may be further amended, the “Agreement”).

WHEREAS, effective as of April 9, 2003, the Partnership, Mitchell B. Schear, Amy I. Schear, John Nicolosi, Gretchen Dudney and Robert S. Dudney as joint tenants with right of survivorship, Paul Sowter, Patrick Tyrrell, Joseph W. Kaempfer, The Europe Trust and TET LLC, a Delaware limited liability company (collectively the “Kaempefer Contributors”) entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which the parties agreed to the conveyance of certain property by Kaempfer to the Partnership in exchange for cash and Partnership units as set forth in the Contribution Agreement (the “Transaction”);

WHEREAS, as a condition to the closing of the transactions contemplated by the Contribution Agreement, the General Partner has agreed to amend the Agreement to acknowledge the issuance of 99,305 additional Class A Units (such units, the “Kaempfer Units”) to be distributed to the Kaempfer Contributors;

WHEREAS, Section 4.2.A of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership to a person other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section 4.2.E of the Agreement;

WHEREAS, the General Partner has determined that the issuance of the Kaempfer Units will not violate Section 4.2.E of the Agreement;

WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in

Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and

WHEREAS, the General Partner has determined that the amendments effected hereby do not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.                             Section 4.2 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

“V.                     Issuance of Kaempfer Units to Kaempfer Unitholders.

On April 9, 2003, in connection with the conveyance of certain property by The Europe Trust, TET LLC, Mitchell N. Schear, Amy I. Schear, John Nicolosi, Paul Sowter, Gretchen M. Dudney and Robert S. Dudney as joint tenants with right of survivorship, and J. Byrne Murphy (collectively the “Kaempfer Contributors”) to the Partnership pursuant to the Contribution Agreement, dated as of April 9, 2003, by and among the Partnership and Kaempfer, the Partnership issued 99,305 Class A Units (such Units, the “Kaempfer Units”) to the Kaempfer Contributors as reflected on amended Exhibit A attached hereto.”

2.                             Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 1.

3.                             Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Signature on following page

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President –
Finance and Administration and Chief Financial Officer